Exhibit 99.1

For Immediate Release	Media Contact: Scott Blevins Overstock.com, Inc. +1 (801) 947-3133 sblevins@overstock.com Investor Contact: Kathryn Huang Hadley Overstock.com, Inc. +1 (801) 947-3282 khuang@overstock.com

Overstock.com, Inc. Announces Stock Repurchase Program

$50 Million Authorized Over Next Three Years

SALT LAKE CITY, January 26, 2005 — Overstock.com, Inc. (Nasdaq: OSTK) today announced that its board of directors has authorized a three-year stock repurchase program for up to $50 million, for the purpose of mitigating dilution from outstanding options, warrants and other convertible instruments.

The shares may be repurchased from time to time in open market transactions, subject to market conditions and other factors, including blackout periods imposed by Overstock.com, during which the Company prohibits its insiders and employees from trading in the Company’s stock.

About Overstock.com

Overstock.com Inc. is an online “closeout” retailer, offering discount, brand-name merchandise for sale over the Internet, as well as an online auction site. The company offers its customers an opportunity to shop for bargains conveniently, while offering its suppliers an alternative inventory liquidation distribution channel.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include Overstock.com’s intended repurchases of shares of its common stock. Overstock.com’s business is subject to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and all of our subsequent filings with the Securities and Exchange Commission. Overstock.com’s annual, quarterly and other filed reports are available over the Internet at the SEC’s web site at http://www.sec.gov.

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